UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

October 19, 2006

Date of Report (Date of earliest event reported)

SOLO CUP COMPANY

(Exact name of registrant as specified in its charter)

Delaware	333-116843	47-0938234
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1700 Old Deerfield Road,
Highland Park, Illinois	60035
(Address of principal executive offices)	(zip code)

847-831-4800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 19, 2006, Solo Cup Canada Inc. (“Solo Canada”), a Canadian subsidiary of Solo Cup Company, a Delaware corporation (the “Company”) entered into an Amendment Agreement with GE Canada Finance Holding Company (“GE”) which amended certain terms of the Credit Agreement dated September 24, 2004 (“Original Agreement”).

The following description of the material terms of the Amendment Agreement is qualified in its entirety by reference to the complete text of the Amendment Agreement, which is filed herewith as Exhibit 99.1 and is herein incorporated by reference. The Amendment Agreement, among other things, reallocated the maximum amounts available under each facility, revised the applicable interest rates and amended certain covenants. The term of the Original Agreement was extended from September 24, 2007 to September 29, 2011. The maximum amount available, subject to borrowing base limitations, remains at CAD $30 million, with a term facility maximum of CAD $17.5 million and a revolving credit facility maximum of CAD $12.5 million that increases to CAD $16.5 million, on a dollar for dollar basis, as the term loan’s outstanding balance is reduced.

Applicable interest rates under the revolving and term loan facility were reduced at Solo Canada’s option, to the Canadian prime rate plus 0.25%, or the Canadian bankers acceptance rate plus 1.50%. Under the Original Agreement, borrowing under the revolving and term loan facility, at Solo Canada’s option, bore interest at the Canadian prime rate plus 0.50% or Canadian bankers acceptance rate plus 1.75% for the revolving facility, and the Canadian prime rate plus 0.75% or Canadian bankers acceptance rate plus 2.00% for the term loan facility.

The Amendment Agreement added a new provision subject to certain restrictions, allowing Solo Canada to use the proceeds from the facilities or cash on hand to make investments in its affiliates or in businesses that are substantially similar to Solo Canada up to a maximum of CAD $10 million. A new covenant was also added to allow Solo Canada to make a one time capital expenditure of CAD $6.0 million to provide for increased manufacturing capacity and the minimum fixed charge ratio was revised from 1:1 to 1.25:1 on a rolling twelve month basis.

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Item 9.01. Financial Statements and Exhibits.

The following exhibit is filed herewith:

(d)	Exhibits

Exhibit No.	Description

99.1	Amendment Agreement, dated October 19, 2006, between Solo Cup Canada Inc. and GE Canada Finance Holding Company.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLO CUP COMPANY

By:	/s/ Robert M. Korzenski
Robert M. Korzenski
Chief Executive Officer and President

Date: October 25, 2006